Grant Thornton

Audit • Tax • Advisory

Grant Thornton LLP
4140 ParkLake Avenue, Suite 130
Raleigh, NC 27612-3723

T 919.881.2700
F 919.881.2795
www.GrantThornton.com

March 16, 2010

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

RE: Capital Bank Corporation
File No. 000-30062

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Capital Bank Corporation dated March 16, 2010, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ Grant Thornton LLP